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                                                                     EXHIBIT 5.1

                            [FORM OF SASM&F OPINION]

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022




                                                       October __, 1999


Allied Riser Communications Corporation
1700 Pacific Avenue
Dallas, Texas 75201

             Re:    Allied Riser Communications Corporation
                    Registration Statement on Form S-1
                    (File No. 333-85597)

Ladies and Gentlemen:

         We have acted as special counsel to Allied Riser Communications Corporation, a Delaware corporation (the "Company"), in relation to the initial public offering by the Company of up to 14,750,000 shares (including 2,212,500 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-85597) as filed with the Securities and Exchange Commission (the "Commission") on August 19, 1999 under the Act; (ii)



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Allied Riser Communications Corporation
October __, 1999
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Amendment No. 1 to the Registration Statement as filed with the Commission on
September 23, 1999 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on October 8, 1999 under the Act, (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on October __, 1999 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iv) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Thomas Weisel Partners LLC, as representatives of the several underwriters named therein (the "Underwriters") filed as an exhibit to the Registration Statement; (v) a specimen certificate representing the Common Stock; (vi) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (vii) the Amended and Restated By-Laws of the Company, as currently in effect; and (viii) certain resolutions of the Board of Directors of the Company, dated June 24, 1999, August 11, 1999, September 16, 1999, September 18, 1999 and October 6, 1999, and drafts of certain resolutions (the "Draft Resolutions") of the Finance Committee of the Board of Directors of the Company (the "Finance Committee"), relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

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Allied Riser Communications Corporation
October __, 1999
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         Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Draft Resolutions have been adopted by the Finance Committee; (iii) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Finance Committee in accordance with the Draft Resolutions;
(iv) the Underwriting Agreement has been duly executed and delivered; (v) the Amended and Restated Certificate of Incorporation is executed and filed with the Secretary of State of the State of Delaware; and (vi) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                             Very truly yours,